UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 12, 2004


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated October 12, 2004.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 12, 2004 the Registrant announced results for its third quarter ended September 30, 2004. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: October 12, 2004
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer


                                           EXHIBIT 99.1 TO FORM 8-K

FOR IMMEDIATE RELEASE                      Contact:   J. Donald Hill
                                                      Chairman
                                                            or
                                                      Investor Relations
                                                      631-784-6175

                    EXCEL TECHNOLOGY REPORTS RESULTS
                      FOR THE THIRD QUARTER OF 2004

East Setauket, NY, October 12, 2004 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced the results for the quarter ended September 30, 2004. Revenues for the period were $34.9 million, an increase of 22%, from the $28.7 million for the same period in 2003. Net income increased 56% to $4.1 million for the third quarter of this year as compared to $2.7 million in the same period last year. For the nine months ended September 30, 2004 net income increased 46% to $12.2 million compared to $8.4 million for the same period in 2003. Revenue for the nine months ended September 30, 2004 increased 15% to $105.4 million from $91.6 million in 2003. Diluted earnings per common share of $0.34 for the quarter were 55% higher than the $0.22 per common share reported for the same period in 2003. For the nine months ended September 30, 2004, diluted earnings per common share increased 43% to $0.99 compared to $0.69 for the same period in 2003.

J. Donald Hill, Chairman, commented, "In the quarter just ended, we reported a good year over year revenue gain, sharp profit growth and strong positive cash generation. We are pleased with the results. Successfully executing our long term growth strategy should further strengthen our position in our industry."

Antoine Dominic, Chief Executive Officer, added, "Our net income growth for the year and quarter of 46% and 56% is quite pleasing. Our revenue increase of 15% for the first nine months compared to last year is good considering the economy and that substantially all of the growth was organic. However, we hope the investments we continue to make in marketing, sales and product development will result in continued improvements in our performance. We generated cash of $4.6 million for the quarter, and $10.9 million for the nine months ended September 30, 2004. We now have a cash balance of $36.7 million with no debt. Our emphasis and efficiency in converting our profitability into cash has been, and continues to be, exceptional."

Dominic concluded, "Our product development efforts have resulted in several new product offerings by our manufacturing subsidiaries. In September, four of our manufacturing subsidiaries had several new product
introductions that were well received at the IMTS show in Chicago.   We
plan to capitalize on our new products along with the investments and efforts in marketing and sales, specifically in our global expansion."

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2003. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.


                           FINANCIAL SUMMARY
                 (in thousands, except per share data)

                                FOR THE QUARTER       FOR THE NINE MONTHS
                               ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                    (unaudited)            (unaudited)

                                 2004       2003        2004       2003
                               ........   ........   .........   ........
Net Sales                      $ 34,902   $ 28,690   $ 105,355   $ 91,641
Cost of Sales and Services       18,754     15,010      56,058     49,302
                               ........   ........   .........   ........
Gross Profit                     16,148     13,680      49,297     42,339
Operating Expenses:
   Selling & Marketing            4,521      3,949      14,119     12,408
   General & Administrative       2,631      2,984       8,361      8,341
   Research & Development         3,291      2,999      10,057      9,435
                               ........   ........   .........   ........
   Total Operating Expenses      10,443      9,932      32,537     30,184
Operating Income                  5,705      3,748      16,760     12,155
Other Income                        221        281         726        633
                               ........   ........   .........   ........
Pre-Tax Income                    5,926      4,029      17,486     12,788
Provision for Income Taxes        1,778      1,370       5,240      4,414
                               ........   ........   .........   ........
Net Income                     $  4,148   $  2,659   $  12,246   $  8,374
                               ........   ........   .........   ........
                               ........   ........   .........   ........
Net Income Per Common Share
   - Diluted                   $   0.34   $   0.22   $    0.99   $   0.69
Weighted Average Common
Shares Outstanding - Diluted     12,255     12,273      12,392     12,186

                 BALANCE SHEET & SELECTED FINANCIAL DATA
                                   SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                       (unaudited)

Cash and Equivalents                       $   36,657          $   25,740

Accounts Receivable, net                   $   24,089          $   21,917

Inventory                                  $   27,891          $   25,038

Other Current Assets                       $    2,713          $    2,314
                                           ..........          ..........
Total Current Assets                       $   91,350          $   75,009

Property, Plant & Equipment, net           $   26,763          $   27,665

Other Non-Current Assets & Goodwill        $   31,997          $   31,064
                                           ..........          ..........

Total Assets                               $  150,110          $  133,738
                                           ..........          ..........
                                           ..........          ..........

Accounts Payable                           $    6,526          $    4,801
Accrued Expenses and Other
   Current Liabilities                     $   10,771          $   10,668
                                           ..........          ..........

Total Current Liabilities                  $   17,297          $   15,469
Other Non-Current Liabilities              $      991          $      997
Common Stock & Additional Paid-in-Capital  $   49,586          $   47,526
Retained Earnings                          $   79,859          $   67,613
Other Stockholder's Equity                 $    2,377          $    2,133
                                           ..........          ..........

Total Liabilities & Stockholders' Equity   $  150,110          $  133,738
                                           ..........          ..........
                                           ..........          ..........

Working Capital                            $   74,053          $   59,540
Current Ratio                                    5.28                4.85